   As filed with the Securities and Exchange Commission on November 13, 2000


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
           REGISTRATION STATEMENT   UNDER THE SECURITIES ACT OF 1933
                             ____________________

                          ACT TELECONFERENCING, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)

                        Colorado                   84-1132665
            ---------------------------------    --------------
             (State or other jurisdiction of      (IRS Employer
             incorporation or organization)     Identification No.)


              1658 Cole Boulevard
                   Suite 130
               Golden, Colorado                       80401
        ----------------------------------------      -----
        (Address of principal executive offices)    (Zip code)

                            2000 Stock Option Plan
                            ----------------------
                           (Full title of the plan)


                                                      Copies to:
          Gavin J. Thomson                       William J. Campbell
        1658 Cole Boulevard                       Benjamin M. Chin
             Suite 130                           Faegre & Benson, LLP
      Golden, Colorado  80401                370 17th Street, Suite 2500
    ---------------------------                 Denver, Colorado 80202
(Name and address of agent for service)


                                (303) 235-9000
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

=====================================================================================================================
Title of securities        Amount to           Proposed maximum            Proposed maximum             Amount of
  to be registered       be registered     offering price per share    aggregate offering price      registration fee

Common stock                200,000                 $8.125                    $1,625,000                  $429(1)
=====================================================================================================================

1 Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, solely for the purpose of calculating the registration fee based on the average high and low sale prices per share of the registrant's common stock on November 9, 2000 as reported on the Nasdaq SmallCap System.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     ACT Teleconferencing, Inc. (the "company," "we," "us," or "our") incorporates by reference the following documents filed with the Securities and Exchange Commission (the "SEC"):

     . Our annual report on Form 10-KSB/A, filed May 31, 2000, which contains audited financial statements for our fiscal year ended December 31, 1999, the latest fiscal year for which such statements have been filed.

     . All our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1999.

     . The description of our common stock which is contained in the registration statement on Form SB-2 filed October 10, 1995 under the Securities Act of 1933 and all amendments and reports filed to update the description.

     All the reports and other documents we subsequently filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment which indicates that all of the shares of common stock offered have been sold or which deregisters all shares of the common stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this registration statement from the date of filing of the documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     The Colorado Business Corporation Act permits a corporation organized under the Colorado Business Corporation Act to indemnify its directors, officers, employees, and agents for specified acts. Our articles of incorporation have been prepared to conform to the Colorado Business Corporation Act.

     In general, we may indemnify any officer, director, employee, fiduciary, or agent against reasonable expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were reasonably believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires a determination by an independent decision of our board of directors, by independent legal counsel, or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those set forth above; however, with respect to the actions against directors, indemnification is granted only for reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest, the person must not have been adjudged liable to us, and the person must not have received an improper personal benefit.

     Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future pursuant to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in their positions, and we may obtain an insurance policy in the future.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit No.   Description
-------------------------

4.1(1)      Form of specimen certificate for common stock of ACT
4.2(2)      Stock option plan of 1991, as amended
4.3(3)      Stock option plan of 1996, as amended
4.4(4)      Stock option plan of 2000
4.5         Form of stock option agreement
5 and 23.1  Opinion and consent of counsel
23.2        Consent of Ernst & Young LLP

(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to our Form SB-2, file no. 33-97908-D.
(2) Incorporated by reference, attached as exhibit 10.1 to our registration statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to our Form SB-2, file no. 33-97908-D.
(3) Incorporated by reference, attached to our Schedule 14A, file no. 000-27560, filed on April 30, 1997 and amended and attached as exhibit 4.6 to our Form S-8 filed on July 2, 1998, 333-58403.
(4) Incorporated by reference, attached as appendix A to our Schedule 14A filed on May 12, 2000.

Item 9.   Undertakings.

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we file pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on November 13, 2000.

                                      ACT TELECONFERENCING, INC.



                                      By /s/   Gerald D. Van Eeckhout
                                         ----------------------------
                                         Gerald D. Van Eeckhout
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                                     Signature/Capacity
----                                     ------------------


November 13, 2000                        /s/   Gerald D. Van Eeckhout
                                         ----------------------------
                                         Gerald D. Van Eeckhout
                                         Chief Executive Officer and Director
                                         (Principal Executive Officer)

November 13, 2000                   /s/   Gavin J. Thomson
                                    --------------------------------------------
                                    Gavin J. Thomson
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)


November 13, 2000                   /s/   Ronald J. Bach
                                    --------------------------------------------
                                    Ronald J. Bach
                                    Director


November 13, 2000                   /s/  James F. Seifert
                                    --------------------------------------------
                                    James F. Seifert
                                    Director


November 13, 2000                   /s/   Carolyn R. Van Eeckhout
                                    --------------------------------------------
                                    Carolyn R. Van Eeckhout
                                    Director


November 13, 2000                   /s/  Donald L. Sturtevant
                                    --------------------------------------------
                                    Donald L. Sturtevant
                                    Director

Index of Exhibits.
All exhibits are filed electronically unless incorporated by reference.

Exhibit No.   Description
-------------------------

4.1(1)        Form of specimen certificate for common stock of ACT
4.2(2)        Stock option plan of 1991, as amended
4.3(3)        Stock option plan of 1996, as amended
4.4(4)        Stock option plan of 2000
4.5           Form of stock option agreement
5 and 23.1    Opinion and consent of counsel
23.2          Consent of Ernst & Young LLP


(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to our Form SB-2, file no. 33-97908-D.
(2) Incorporated by reference, attached as exhibit 10.1 to our registration statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to our Form SB-2, file no. 33-97908-D.
(3) Incorporated by reference, attached to our Schedule 14A, file no. 000-27560, filed on April 30, 1997 and amended and attached as exhibit 4.6 to our Form S-8 filed on July 2, 1998, 333-58403.
(4) Incorporated by reference, attached as appendix A to our Schedule 14A filed on May 12, 2000.